                   [SEGUE SOFTWARE, INC. LOGO APPEARS HERE]

                                                                   EXHIBIT 10.13

                                                               December 11, 1997


BY HAND
-------

Ms. Elisabeth Elterman
66 Brookline Street
Newton, MA 02167

Dear Elisabeth:

     This letter will confirm the agreement that we have reached regarding your resignation. The purpose of this agreement is to establish an amicable arrangement for ending our relationship, to release Segue Software, Inc. (the "Company") from any liability to you and to permit you to receive fair and reasonable separation pay and related benefits.

     With that understanding, you and the Company agree as follows:

     1.    Resignation
           -----------

     You have resigned from your employment, your office of President and your directorship with the Company effective December 31, 1997 ("your resignation date").

     2.    Severance Pay
           -------------

     During the period January 1, 1998 through December 31, 1998, the Company will pay you $180,000 as severance, payable in twenty-four equal payments of $7,500 each, less applicable withholdings and deductions, on the Company's regular bi-weekly paydays.

     3.    Benefits
           --------

     You may continue your participation in the Company's group family medical and family dental plans for the 18-month period following your resignation date pursuant to the provisions of COBRA. The Company will pay your premium expenses with respect to the group medical and dental plans until the earlier of December 31, 1998 or the date on which you otherwise become employed; thereafter, your participation in these plans will be at your own expense.

     The Company has been informed by its insurance agent that you will be permitted to continue your group term life insurance coverage under the Company's policy with The Guardian through December 31, 1998. The Company has also been informed by its insurance agent that you will be permitted to convert your group life insurance coverage with The Guardian to an

Ms. Elisabeth Elterman
December 11, 1997
Page 2


individual whole life policy with a death benefit of $180,000 within 31 days of December 31, 1998. Our insurance agent has informed us that no medical examination will be necessary if you exercise your conversion right within that time.

     All other benefits, except as expressly provided elsewhere in this Agreement, will cease as of December 31, 1997.

     4.    Stock Options
           -------------

     Any options that you hold to purchase shares of the Company's Common Stock pursuant to its 1996 Amended and Restated incentive and Non-Qualified Stock Option Plan or any predecessor plan that are not vested at the time of your resignation (the "previously unvested options") will accelerate and vest as of December 31, 1997. Nothwithstanding anything to the contrary contained in your option agreements with respect to the previously unexercised options, your right to exercise the previously unvested options will continue until September 30, 1998.

     Pursuant to the terms of your option agreements, your right to exercise those options that vested prior to your resignation date will expire on March 31, 1998.

     5.    Release of Claims
           -----------------

     In exchange for the payments described in paragraphs 2, 3 and 4 above, you voluntarily agree to release the Company, its affiliates, subsidiaries, successors and assigns, and their current and former officers, directors, shareholders, employees, and agents in their official and personal capacities (collectively referred to as the "Releasees") generally from all claims, demands and liabilities of every name and nature, known or unknown, which exist or have existed up to and including the date you sign this letter, including but not limited to claims relating to your employment by and resignation from the Company, including but not limited to wrongful discharge claims, breach of contract claims, discrimination claims (including without limitation claims of age discrimination under the Age Discrimination in Employment Act), tort claims, statutory claims, claims for wages, bonuses, incentive compensation, vacation pay or any other compensation or benefits, and claims for compensation or punitive damages or attorneys fees; provided, however, that this release shall not affect your vested rights under the Company's 401(k) retirement savings plan.

     You acknowledge that, in entering into this agreement, the Company does not admit that it violated any legal or other obligation to you.

Ms. Elisabeth Elterman
December 11, 1997
Page 3


     6.     No Financial Irregularities
            ---------------------------

     You acknowledge and represent that you know of no reason to believe that you or the Company has engaged in any financial irregularities or possible violations of disclosure requirements or other laws.

     7.    Confidentiality
           ---------------

     You agree to keep the existence and terms of this Agreement in the strictest confidence and to not reveal the terms of this Agreement to any persons except your immediate family, your attorney and your financial advisors, provided they also agree to keep the information confidential.

     If the Company determines that it is necessary to make any public disclosure concerning the terms of this agreement, it will notify you in advance and give you an opportunity to discuss the nature and scope of the disclosure.

     8.    Return of Company Property
           --------------------------

     You will return all Company property, including keys, credit cards, equipment, files, software and other documents (including all originals and copies) by December 31, 1997.

     9.    Voicemail
           ---------

     The Company will continue your voicemail through March 31, 1998. Your access to any other Company system will be shut off on December 31, 1997.

     10.   Continuing Obligations Under Employment Agreement
           -------------------------------------------------

     You acknowledge that following your resignation date you will continue to be bound by your obligations under the Employee Agreement that you signed on January 4, 1993 (attached as Exhibit A hereto).

     11.   Future Cooperation
           ------------------

     You agree to cooperate reasonably with the Company and all of its affiliates (including its and their outside counsel) in connection with the contemplation, prosecution and defense of all phases of existing, past and future litigation about which the Company believes you have

Ms. Elisabeth Elterman
December 11, 1997
Page 4


knowledge or information and, in doing so, to make yourself available at mutually convenient times and in all reasonable locations. The Company will pay you in advance for any pre-approved costs to be incurred in connection with your cooperation pursuant to this paragraph, or if you incur travel expenses which are approved in advance by the Company, the Company will reimburse you for those approved expenses incurred by you on or within 10 days of receipt of itemized bills (with receipts attached). The reasonableness of expenses is to be determined under the Company's business travel policy. For all time (except testimony at depositions, hearings or trials) you expend in cooperating with the Company or any of its affiliates pursuant to this paragraph after December 31, 1998, you shall, in addition to the Company's payment of expenses, be compensated at the rate of $100 per hour.

     12.   Non-Disparagement
           -----------------

     You will refrain from making any disparaging statements, taking any actions, or conducting yourself in any way that adversely affects the reputation or goodwill of the Company and/or its affiliated companies and their officers, directors, shareholders, employees and agents. Senior officers of the Company will be instructed not to make disparaging statements about you.

     13.   Legal Representation
           --------------------

     This agreement is a legally binding document and your signature will commit you to its terms. You acknowledge that you have been advised to discuss all aspects of this agreement with your attorney, that you have carefully read and fully understand all of the provisions of this agreement and that you are voluntarily entering into this agreement.

     14.   Other Provisions
           ----------------

     You acknowledge that you have been given the opportunity to consider this agreement for twenty-one (21) days before signing it. If you sign this agreement within less than twenty-one (21) days of the date of its delivery to you, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider this agreement for the entire twenty-one (21) day period. For a period of seven (7) days from the date you sign this agreement, you have the right to revoke this agreement by written notice to the undersigned. This agreement shall not become effective or enforceable until the expiration of the revocation period.

     This letter constitutes the entire agreement regarding your resignation from the Company and supersedes any previous agreements or understandings between us, except the

Ms. Elisabeth Elterman
December 11, 1997
Page 5


Indemnification Agreement, dated April 22, 1996, between you and the Company (Exhibit B hereto) and your obligations under your Employee Agreement (Exhibit
A), which remain in full force and effect. In signing this agreement, you are not relying upon any oral promises made by anyone at the Company. This agreement will be interpreted and enforced under the laws of the Commonwealth of Massachusetts.

     Please indicate your agreement to the terms of this agreement by signing and returning to me a copy of this letter.


                                              Very truly yours,

                                              SEGUE SOFTWARE, INC.

                                              By: /s/ Stephen B. Butler
                                                  -----------------------
                                                  Stephen B. Butler
                                                  Chief Executive Officer

The foregoing is agreed to and accepted by:

Date: December 31, 1997                       /s/ Elisabeth Elterman
      -----------------                       -----------------------------
                                              Elisabeth Elterman

                        SUPPLEMENT TO LETTER AGREEMENT

     This AGREEMENT, made as of December 11, 1997, by and between Segue Software, Inc. (the "Company") and Elisabeth Elterman ("Elterman"), amends and supplements that certain letter agreement between the parties, dated December 11, 1997 (the "Letter Agreement"), as follows:

     1. The Company shall use its best efforts to maintain the effectiveness of its registration on Form S-8 covering the issuance of shares under the Company's 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan or any predecessor plan thereof. In the event that such effectiveness shall lapse at a time when the right of Elterman to exercise any said option has not expired, such right to exercise shall be extended for a period of 90 days subsequent to the re-establishment of such effectiveness.

     2. The Company warrants and represents that as of the date hereof, it is unaware of any claims or causes of action, of any kind, against Elterman arising out of her relationship with the Company as a director, officer or employee.


SO AGREED                              Segue Software, Inc.

                                       By: /s/ Stephen B. Butler
                                           ----------------------------
                                           Stephen B. Butler
                                           Chief Executive Officer


                                       /s/ Elisabeth Elterman
                                       --------------------------------
                                       Elisabeth Elterman